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                                                                   EXHIBIT 10.27


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                            INVESTOR RIGHTS AGREEMENT

                                      among

                            SCREAMING MEDIA.NET, INC.

                                       and

                          THE STOCKHOLDERS NAMED HEREIN





                           dated as of October 6, 1999


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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

            1. BACKGROUND .............................................     1

            2. DEFINITIONS ............................................     1

            3. BOARD REPRESENTATION ...................................     5

                 3.1. Representation on the Board of Directors ........     5
                 3.2. Expenses ........................................     5

            4. ADDITIONAL UNDERTAKINGS AND COVENANTS ..................     5

                 4.1.     Maintenance of Corporate Status .............     5
                 4.2.     Accounts and Records ........................     5
                 4.3.     Litigation ..................................     6
                 4.4.     Compliance with Law: No Infringement ........     6
                 4.5.     Disclosure of Information by the Investors. .     6
                 4.6.     Maintenance of Properties ...................     6
                 4.7.     Insurance ...................................     7
                 4.8.     Change in Operations ........................     7
                 4.9.     Guarantees and Loans ........................     7

            5. REGISTRATION UNDER SECURITIES ACT, ETC .................     7

                 5.1.     Registration on Request .....................     7
                 5.2.     Piggyback Registrations .....................    11
                 5.3.     Registration Procedures .....................    12
                 5.4.     Selection of Underwriters ...................    16
                 5.5.     Preparation: Reasonable Investigation .......    18
                 5.6.     Indemnification .............................    18
                 5.7.     Registration Expenses .......................    21
                 5.8.     Adjustments Effecting Registrable Securities     22
                 5.9.     Participation in Underwritten Registrations .    22
                 5.10.    Rule 144 ....................................    22

            6. BASIC FINANCIAL INFORMATION OF THE COMPANY .............    23

                 6.1.     Inspection ..................................    23
                 6.2.     Annual Report ...............................    23
                 6.3.     Quarterly Report ............................    23


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                                                                           Page
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                 6.4.     Monthly Report ................................    24
                 6.5.     Business Plan and Operating Budget ............    24

            7. TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES
               ACT ......................................................    24

                 7.1.     Transferability ...............................    24
                 7.2.     Restrictive Legend ............................    24
                 7.3.     Notice of Proposed Transfers ..................    26

            8. PREEMPTIVE RIGHTS ........................................    26

                 8.1.     Pro Rata Right ................................    26
                 8.2.     Definition of "New Securities" ................    27
                 8.3.     Required Notice ...............................    27
                 8.4.     Company's Right to Sell .......................    28
                 8.5.     Expiration of Right ...........................    28

            9. RIGHT OF CO-SALE .........................................    28

            10. MISCELLANEOUS ...........................................    30

                10.1.     Entire Agreement; Amendments and Waivers ......    30
                10.2.     Nominees for Beneficial Owners ................    30
                10.3.     Notices .......................................    30
                10.4.     Assignment ....................................    31
                10.5.     Binding Effect ................................    32
                10.6.     Descriptive Headings ..........................    32
                10.7.     Governing Law .................................    32
                10.8.     Termination: Rule 144(k) ......................    32
                10.9.     Severability ..................................    32
                10.10.    Counterparts ..................................    32
                10.11.    Costs of Enforcement: Specific Enforcement ....    32


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         INVESTOR RIGHTS AGREEMENT dated as of October 6,1999 among SCREAMING
MEDIA.NET, INC., a Delaware corporation (the "Company"), the Investors listed on
Schedule I hereto, and the Existing Stockholders named in the signature pages hereof.

                                  1. BACKGROUND

         The Company and the Investors are parties to a Stock Purchase Agreement of even date herewith (the "Series B Preferred Stock Purchase Agreement") for the purchase and sale of shares of Series B Preferred Stock of the Company. The parties have entered into this Agreement in order to induce the Investors to enter into the Series B Preferred Stock Purchase Agreement.

                                 2. DEFINITIONS

         As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         Affiliate: As defined in Rule 405 under the Securities Act.

         Authorized Transfer: (a) If a stockholder of the Company is an individual, a pledge of securities, a gift of securities or a transfer of securities without consideration by such stockholder, to or for the benefit of any members of the immediate family of such stockholder or to any personal trust in which such stockholder or any of such member retains the entire beneficial interest, (b) if a stockholder is a partnership, corporation, limited liability company or trust, a pledge of securities or a distribution or transfer of securities by such stockholder to its affiliates, successor trustee, stockholders, partners or members or managing directors of its members, as applicable, without consideration or at cost, and if a stockholder is an employee or former employee of the Company, a transfer or sale of securities to current employees of the Company (individually, each transferee described in (a), (b) and (c) above, an "Authorized Transferee"), in each case provided that, prior to such pledge, gift, distribution or transfer, such Authorized Transferee agrees in writing to be bound by this Agreement.

         Business: The provision of content to commercial Web sites, and the provision of related services.

         Claims: All demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys, fees and disbursements.

         Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

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         Common Stock: The authorized Common Stock, $.0l par value, of the
Company.

         Competitor: Any Person, firm or entity regularly engaged in any material Business of the Company or any Affiliate of such Person, firm or entity, as determined in good faith by the Board of Directors.

         Confidential Information: Any non-public confidential, proprietary or secret information that an Investor may obtain from the Company, including, but not limited to, financial statements, reports and other materials submitted by the Company prior to the date hereof or as required hereunder, or pursuant to visitation or inspection rights granted hereunder.

         Environmental Laws: Any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or noise control, or the protection of human health or the environment.

         Exchange Act: The Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Existing Stockholders: The holders of Common Stock and Series A Preferred Stock, in each case who are signatories hereto.

         Fair Market Value: With respect to the Company, the price which a willing buyer would pay to a willing seller for (a) all of the assets and liabilities of the Company, or (b) all of the outstanding stock of the Company, with both the buyer and seller being fully informed and neither being under a compulsion to buy or sell, as the case may be,

         Hazardous Materials: Any wastes, substances or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws, "Hazardous Materials" includes polychlorinated biphenyls (PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

         Intellectual Property: All franchises, patents, patent applications, trademarks, service marks, trade names, trade styles, brands, private labels, copyrights, know-how, computer software, industrial designs and drawings and general intangibles of a like nature, trade secrets, licenses, and rights and filings with respect to the foregoing, and all reissues, extensions and renewals thereof.


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         Investors: The holders of Series B Preferred Stock who are signatories hereto and their respective Authorized Transferees.

         Laws: All foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof (including, without limitation, laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building Standards, land use and zoning; safety, health and fire prevention, and environmental protection, including Environmental Laws).

         Limited Securities: The securities of the Company required to bear the legend set forth in Section 7.2.

         Material Adverse Effect: A material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole.

         NASD: The National Association of Securities Dealers, Inc. or any similar successor organization.

         Nasdaq: The Nasdaq Stock Market or the Nasdaq National Market System.

         Other Shares: At any time those shares of Common Stock that do not constitute Primary Shares or Registrable Securities.

         Person: A corporation, limited liability company, association, partnership, organization, business, natural person, estate, governmental or political subdivision or governmental agency,

         Primary Shares: Authorized but unissued shares of Common Stock.

         Proposed Transferee: Any Person, firm or entity to which a holder of shares of Series B Preferred Stock intends to transfer some or all of such shares, except as part of an Underwritten Offering or an Authorized Transfer.

         Register, Registered, and Registration: The terms "register," "registered" and "registration" refer to a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.


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         Registrable Securities: At any time, with respect to any Investor, the shares of Common Stock held (or to be held upon conversion of any Series B Preferred Stock) by such Investor, its or his heirs, legatees, successors or assigns, that constitute Restricted Securities.

         Restricted Securities: At any time, with respect to any Investor, the shares of Series B Preferred Stock held by such Investor from time to time, any shares of Common Stock issued or issuable upon conversion thereof, any shares or other securities received in respect thereof, and any other shares of Common Stock held by such Investor, which are held by such Investor, its or his successors or assigns, and which have not previously been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

         Rule 144: Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

         Securities Act: The Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Series A Preferred Stock: The authorized Series A Convertible Preferred Stock, $.01 par value, of the Company.

         Series B Certificate of Designations: The certificate setting forth the rights, privileges and limitations of the Series B Preferred Stock.

         Series B Preferred Stock: The authorized Series B Convertible Preferred Stock, $.01 par value, of the Company.

         Subscription Price: The amount payable to the Company in consideration of the initial issuance of the Registrable Securities or the securities from which the Registrable Securities were issued, whether by way of conversion, exercise, stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         Subsidiaries: The subsidiaries of the Company, all of which are listed in Schedule 5.28 to the Series B Preferred Stock Purchase Agreement.

         Substantial Hold: Any holder of any Series B Preferred Stock which, when added to Common Stock held by such holder and such holder's Authorized Transferees and Affiliates, is convertible into at least 3% of the outstanding Common Stock on a fully converted and fully-diluted basis.


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         Voting Agreement: That certain Voting Agreement dated as of January 27,
1999 among the Company and the other signatories thereto.

                            3. BOARD REPRESENTATION

         3.1 Representation on the Board of Directors. Following the Closing (as defined in the Series B Preferred Stock Purchase Agreement) and in accordance with Section 3(e) of the Series B Certificate of Designations, the Company shall cause the Board of Directors of the Company to consist of not more than seven members, as follows: (a) for so long as 20% or more of the authorized shares of Series B Preferred Stock are outstanding, one director nominated by the holders of Series B Preferred Stock (and who shall initially be Patrick J. McNeela) shall be elected by a majority vote of the holders of Series B Preferred Stock, voting separately as a single class (the "Series B Director"); and (b) the remaining members of the Board of Directors shall be nominated and elected in accordance with the provisions of the Voting Agreement. The Series B Director may be removed at any time only by the holders of Series B Preferred Stock entitled to elect him or her, and any successor to any vacancy occurring in the Board of Directors as a result of the death, resignation, or removal of any Series B Director shall be nominated and elected by the holders of Series B Preferred Stock in the manner set forth in clause (a) of the immediately preceding sentence. The Company agrees to use its best efforts to cause the nomination and election of the directors as provided above and will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company.

         3.2 Expenses. The Company shall reimburse the Series B Director for all reasonable expenses incurred in connection with his or her attendance at meetings of the Board of Directors, including without limitation reasonable and necessary food, lodging and travel expenses. The Series B Director shall also be entitled to receive such compensation as shall be paid to the directors of the Company other than the Series B Director for their attendance at meetings of the Board of Directors.

                    4. ADDITIONAL UNDERTAKINGS AND COVENANTS

         The Company hereby covenants and agrees with the Investors as follows:

         4.1 Maintenance of Corporate Status. The Company shall maintain, and shall cause its Subsidiaries to maintain, their corporate existence in good standing in the jurisdictions where they are respectively incorporated and shall remain, and cause its Subsidiaries to remain, qualified as foreign corporations in good standing in all other jurisdic-


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tions where they are respectively required to be qualified, except where any failure so to maintain or remain will not have a Material Adverse Effect.

         4.2 Accounts and Records. The Company shall establish and maintain, and shall cause its Subsidiaries to establish and maintain, true, correct and complete financial accounts and records in conformity with generally accepted accounting principles to be furnished pursuant to Section 6 of this Agreement.

         4.3 Litigation. The Company shall promptly notify the Investors in writing of all litigation and all proceedings before any governmental or regulatory body to which it or any of its Subsidiaries is a party as a result of which (i) damages are sought against the Company or any of its Subsidiaries at law of $250,000 or more, or (ii) an equitable remedy is sought against the Company or any of its Subsidiaries, the impact of which would have a Material Adverse Effect.

         4.4 Compliance with Law; No Infringement. The Company shall comply, and shall cause its Subsidiaries to comply, with the provisions of all applicable Laws, except where the failure to comply will not have a Material Adverse Effect, and shall not engage in any activities that to the Company's knowledge, after the exercise of reasonable diligence, infringe upon the Intellectual Property rights of any other person, corporation, partnership or other entity.

         4.5 Disclosure of Information by the Investors. The Company consents to disclosure by the Investors of any information with respect to the Company and any of its Subsidiaries which is not Confidential Information or a trade secret of the Company or any of its Subsidiaries, including financial information, to the members, partners, advisory board members, stockholders or advisers of the Investors, and to any permitted transferee of the Restricted Securities; provided that the Investors use reasonable efforts to avoid disclosure of financial or other information (other than in a summary format) to anyone other than such persons, including but not limited to Competitors or customers of the Company; provided, further, that, notwithstanding anything in this Section 4.5 to the contrary, the Investors may disclose such information as is required by law.

         4.6 Maintenance of Properties. (a) The Company shall maintain, and shall cause its Subsidiaries to maintain, all real and tangible personal property owned and used in the Business of the Company in good condition excepting ordinary wear and tear, and shall make all such repairs, renewals, replacements, additions, and improvements to such properties as are necessary or appropriate and in the case of leased property, shall maintain such property in substantial compliance with the terms of the lease.


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         (b) The Company shall use its reasonable best efforts to maintain, and shall cause its Subsidiaries to use their reasonable best efforts to maintain, all Intellectual Property owned or held by the Company or its Subsidiaries or thereafter owned or held by the Company or its Subsidiaries in full force and effect in the United States and in such other countries in which the Company or its Subsidiaries shall engage in business, the maintenance of which is necessary for the Company to conduct its Business or the failure to maintain which would have a Material Adverse Effect, including, but not limited to: (i) the execution by future employees, officers, and independent contractors engaged in providing services related to the Business of the Company or its Subsidiaries of confidentiality and nondisclosure agreements or acknowledgments, and Intellectual Property assignment agreements; (ii) the prosecution of applications to register or perfect rights or claims in and to any such Intellectual Property; (iii) the registration of license agreements; (iv) the timely filing of affidavits of use, renewals or other maintenance filings; and
(v) the timely payment of filing and maintenance fees. The Company shall use its reasonable best efforts not, and shall use its reasonable best efforts to cause its Subsidiaries not, to: (i) abandon or let lapse or pass to the public domain any of the Intellectual Property owned or held by the Company or any Subsidiary or hereafter owned or held by the Company or its Subsidiaries except where such abandonment or lapsing or passing to public domain would not have a Material Adverse Effect; (ii) encumber or license others to use the Intellectual Property rights owned by it except in the ordinary course of business or except where such encumbrance or license would not have a Material Adverse Effect; and (iii) fail to maintain the confidentiality and trade secret status of all Intellectual Property except to the extent that such disclosure is necessary to obtain copyright or trademark or patents or except under the protection of a confidentiality and nondisclosure agreement in the exercise of prudent business judgment.

         4.7 Insurance. The Company shall maintain, and shall cause its Subsidiaries to maintain, with financially sound and reputable insurers having a Best rating of "B" or better, insurance with respect to its assets, properties and business against such casualties and contingencies and in such types and amounts as would be deemed necessary or advisable by prudent persons engaged in similar businesses.

         4.8 Change in Operations. Except as authorized by the Board of Directors, the Company shall not, and shall not permit the Subsidiaries to, substantially change the type of operations currently contemplated by the Company and its Subsidiaries or enter into, by internal expansion or by any form of acquisition, any line of business not directly related to the type of operations currently contemplated by the Company and its Subsidiaries.

         4.9 Guarantees and Loans. Except as approved by the Board of Directors, the Company shall not, and shall cause its Subsidiaries not to, guarantee or endorse an obligation of, or make an advance or loan to, any individual, corporation, or other business entity, or assume any contingent liability, except for (a) the endorsement of negotiable


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instruments for deposit or collection in the ordinary course of business, (b)
the advancement of travel expenses and relocation costs, (c) intercompany transactions (e.g., loans to Subsidiaries) or (d) payments or other obligations in the ordinary course of business and consistent with prudent business practices, which shall include, but is not limited to obligations of joint ventures in which the Company has an interest.

                   5. REGISTRATION UNDER SECURITIES ACT, ETC.

         5.1 Registration on Request. (a) Request. Subject to the restrictions set forth in paragraphs (f) and (g) of this Section 5.1, upon the written request of the holders of at least 33-1/3% of the aggregate amount of Registrable Securities that the Company effect the registration under the Securities Act of the public offering and sale thereof, on Form S-1 or any similar long-form registration (a "Long-form Registration"), or upon the written request of holders of such number of Registrable Securities so as to meet the threshold set forth in Section 5.1(g) that the Company effect the registration under the Securities Act on Form S-3 or any successor form thereto (a "Short-form Registration"), if available, the Company shall promptly give written notice of such requested registration to all holders of record of Registrable Securities and shall promptly use its best efforts to effect, as promptly as practicable, such registration under the Securities Act of:

         (i) the Registrable Securities that the Company has been so requested to register, and

         (ii) all other Registrable Securities that the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent required to permit the disposition of the Registrable Securities so to be registered.

All registrations requested pursuant to this Section 5.1(a) are referred to herein as "Demand Registrations."

         (b) Long-form Registrations. The holders of Registrable Securities are entitled to request two Long-form Registrations. A requested Short-form Registration on Form S-3 or any successor form in compliance with Section 5.1(c) shall not be deemed to be a registration statement requested pursuant to this Section 5.1(b), but shall otherwise be treated as a registration initiated pursuant to and shall, except as otherwise expressly provided in
Section 5.1(c), be subject to this Section 5.1.

         (c) Short-form Registrations. In addition to the Long-form Registrations provided for in Section 5.1(b), the holders of Registrable Securities are entitled to request up to three Short-form Registrations per year, if and at such times as the Company qualifies for the use of such form. Demand Registrations shall be Short-form Registrations whenever the Company is eligible to use


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any applicable short form for registrations. The Company shall use its reasonable best efforts to be and remain eligible to use Short-form Registrations for registered sales of Registrable Securities.

         (d) Registration of Other Securities. Subject to the provisions of
Section 5.2, whenever the Company shall effect a registration pursuant to this
Section 5.1 in connection with an offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration, unless (i) in the case of an underwritten offering, the managing underwriter of such offering shall have advised such holders of such Registrable Securities in writing that the inclusion of such other securities would not adversely affect such offering, or
(ii) such holders of such Registrable Securities shall have consented in writing to the inclusion of such other securities. Any persons other than holders of Registrable Securities who participate in Demand Registrations that are not at the Company's expense shall pay their proportionate shares of the Registration Expenses, as provided in Section 5.7.

         (e) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration (i) within 180 days after the effective date of a previous registration, if the gross proceeds from all such previous registrations within such period of 180 days were at least $20,000,000,
(ii) within 90 days after the effective date of any prior Demand Registration or Piggyback Registration (as hereinafter defined), or (iii) prior to the earlier of (x) the second anniversary of the date of this Agreement, and (y) 180 days after the effective date of the Company's initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act. The Company may delay the filing or effectiveness of any Demand Registration statement for a period not to exceed 90 days after the date of a request for registration pursuant to this Section 5.1 if (i) at the time of such request the Company is engaged, or has fixed plans to engage within 60 days after the time of such request, in a firm commitment underwritten public offering in which the holders of Registrable Securities may include Registrable Securities pursuant to
Section 5.2 below, or (ii) the Company shall furnish to the holders requesting registration pursuant to this Section 5.1 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, and with the concurrence of the investment banking firm acting as financial advisor to the Company, if any, that is currently being retained by the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement (provided that the Company may not utilize the rights set forth in this Section 5.1(e) more than once in any twelve-month period and in the event the Company does utilize such right, the holders of Registrable Securities requesting such registration shall be entitled to withdraw such request and, if such request is withdrawn, such registration shall not count as a registration pursuant to this Section 5.1 and the holders of Registrable Securities requesting such registration shall have no obligation to reimburse the Company for the Company's expenses in connection with such rescinded registration). The Demand Registration rights of any holder of Registrable Securities shall terminate at such time as such holder is able to sell all of such Registrable Securities under Rule 144 within a period of 90 days.


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         (f) Restrictions on Long-form Registrations. The Company shall not be obligated to effect any Long-form Registration under the Securities Act except in accordance with the following provisions:

         (i) the Company shall not be obligated to file more than two Long-form Registrations initiated pursuant to Section 5.1(b) that become effective (subject to Section 5.1(k)); and

         (ii) the Company shall not be obligated to effect any Long-form Registration if the anticipated gross proceeds are expected to be less than $10,000,000.

         (g) Restrictions on Short-form Registrations. The Company shall not be obligated to effect any Short-form Registration under the Securities Act if the anticipated gross proceeds with respect to the Registrable Securities included in such registration statement are expected to be less than $3,000,000.

         (h) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the written consent of the holders of a majority of the Registrable Securities; provided that the Company may grant rights to other Persons so long as such rights are junior to the rights of the holders of Registrable Securities.

         (i) Effective Registration Statement; Rescission. A Demand
Registration pursuant to this Section 5.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is precluded form effectiveness by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by the holders requesting such registration. A requested Demand Registration under this Section 5.1 may be rescinded by written notice to the Company by the holders requesting such registration, and such rescinded registration shall not count as a registration statement initiated pursuant to this Section 5.1, but if no event has occurred following the exercise of such Demand Registration right (and prior to such written notice of rescission) that may cause a material reduction in the Fair Market Value of the Company and the demanded registration was a Long-form Registration, then in order for such rescinded registration not to count as a registration statement initiated pursuant to this Section 5.1 the holders who requested such rescission must reimburse the Company for 50% of all Registration Expenses incurred by the company in connection with such withdrawn Demand Registration.

         (j) Priority in Demand Registrations. With respect to any registration pursuant to this Section 5.1, the Company may include in such registration any Primary Shares and/or Other


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Shares; provided that, in the event the registration is for an underwritten public offering, if the underwriter (or the managing underwriter on behalf of the underwriters, if there are more than a single underwriter) advises the Company that the inclusion of all Registrable Securities, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such securities, then the numbers of Registrable Securities, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

         (i) first, Registrable Securities, and any securities having registration rights on a par with Registrable Securities, which rights have been approved pursuant to Section 5.1(h);

         (ii) second, securities with registration rights junior to Registrable Securities but senior to Primary Shares and Other Shares; and

         (iii) third, Primary Shares and Other Shares.

         (k) Additional Demand Registration. Notwithstanding any other provision of this Section 5.1, at any time or from time to time, if the Company effects the registration of less than all of the Registrable Securities requested to be registered pursuant to Section 5.1(a), the parties entitled to request a registration under Section 5.1(a) shall be entitled to request an additional registration pursuant to Section 5.1(a). Any such registration that shall be requested shall be effected in all other respects in accordance with the terms of Section 5.1, and the Company shall pay all customary Registration Expenses in connection with any such registration, subject to the limitations set forth in Section 5.7. This provision shall apply successively in the event that any holder of Registrable Securities shall continue to hold Registrable Securities solely as a result of Section 5.1(j).

         5.2 Piggyback Registrations.

         (a) Right to Piggyback. If the Company at any time proposes to register any of its securities under the Securities Act (other than registrations solely in connection with an employee benefit plan or a merger or share exchange or consolidation and other than pursuant to Section 5.1), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will at each such time give prompt written notice to all holders of Registrable Securities and all other holders of Common Stock not constituting Registrable Securities of its intention to do so and of such holders' rights under this
Section 5.2. Upon the written request of any such holder made within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities and/or other Common Stock that the Company has been so requested to register by the holders thereof on the same terms and conditions as the securities otherwise being sold in such registration, to the extent required to permit the disposition of the Registrable Securities and/or other Common Stock so to be registered. No registration effected under this Section 5.2 shall relieve the Company of its obligation to effect any registration upon request under Section
5.1 above.

         (b) Priority in Piggyback Registrations. If (i) a registration pursuant to this Section 5.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (ii) the Registrable Securities and/or other Common Stock so requested to be registered for sale for the account of holders of Registrable Securities and/or other Common Stock are not also to be included in such underwritten offering (because the Company has not been requested so to include such Registrable Securities and/or other Common Stock pursuant to Section 5.4(b)) and (iii) the managing underwriter of such underwritten offering shall inform the Company in writing of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering without adversely affecting the price to be received thereon, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account; second, such Registrable Securities and any securities having registration rights on a par with the Registrable Securities requested to be included in such registration pro rata on the basis of the number of shares of such Registrable Securities and other securities on a par with the Registrable Securities so proposed to be sold and so requested to be included; third, other Common Stock requested to be included in such registration; and, fourth, Primary Shares, if the Company has not undertaken such registration to sell securities for its own account in the first instance.

         (c) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 5.1 or with respect to Registrable Securities and/or other Common Stock pursuant to this Section 5.2 and, if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration.

         5.3 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities and/or other Common Stock under the Securities Act as provided in Sections 5.1 or Section 5.2, the Company shall as expeditiously as possible:

         (a) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become and remain effective for a period of 180 days or until all of such Registrable Securities and/or other Common Stock have been disposed of (if earlier), provided that the Company may discon-tinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

         (b) furnish, at least five business days before filing a registration statement that registers such Registrable Securities and/or other Common Stock, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by a majority of the Substantial Holders who hold Registrable Securities to be included in such registration (the "Investors' Counsel"), copies of all such documents proposed to be filed;

         (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

         (d) notify in writing the Investors' Counsel promptly of the receipt by the Company of any notification with respect to (i) any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose, mid (iii) the suspension of the qualification of such Registrable Securities and/or other Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

         (e) furnish to each seller of Registrable Securities and/or other Common Stock covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

         (f) use its best efforts to register or qualify all Registrable Securities and/or other Common Stock covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 5.3(f) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

         (g) use its best efforts to cause all Registrable Securities and/or other Common Stock covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities and/or other Common Stock;

         (h) furnish to each seller of Registrable Securities and/or other Common Stock a signed counterpart, addressed to such seller (and the underwriters, if any) of:

                  (i) in the case of an under-written public offering, an opinion of counsel for the Company dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                  (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent certified public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letter delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such holder (or the underwriters, if any) may reasonably request;

         (i) notify each seller of Registrable Securities and/or other Common Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         (j) make available for inspection by any seller of such Registrable Securities and/or other Common Stock, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Information is ordered pursuant to a subpoena or other form from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The seller of Registrable Securities and/or other Common Stock agrees that he, she or it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

         (k) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of the Securities Act;

         (l) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities and/or other Common Stock covered by such registration statement from and after a date not later than the effective date of such registration statement;

         (m) list such Registrable Securities and/or other Common Stock on any national securities exchange or Nasdaq on which any shares of Common Stock are listed or quoted or, if shares of Common Stock are not listed on a national securities exchange or quoted on Nasdaq, use its reasonable best efforts to qualify such Registrable Securities and/or other Common Stock for inclusion on such national securities exchange as the holders of a majority of such Registrable Securities shall request;

         (n) issue to any underwriter to which any seller of Registrable Securities and/or other Common Stock may sell shares in such offering certificates evidencing such Registrable Securities and/or other Common Stock; and

         (o) use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities and/or other Common Stock contemplated hereby. The Company may require each seller of Registrable Securities and/or other Common Stock as to which any Registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall give the holder of Registrable Securities and/or other Common Stock covered by such registration statement a reasonable opportunity to review and comment upon such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, all prior to finalization.

         Each holder of Registrable Securities and/or other Common Stock covered by any such registration statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.3(i), such holder will forthwith discontinue such holder's disposition of Registrable Securities and/or other Common Stock pursuant to such registration statement until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 53(i) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus included in such registration statement which is current at the time of receipt of such notice.

         5.4 Selection of Underwriters.

         (a) Demand Registrations. In connection with any Demand Registration by the holders of Registrable Securities pursuant to Section 5.l(a) in which such securities are to be distributed by Or through one or more underwriters, the Company shall select the investment banker(s) and manager(s) that will administer the offering (the "Underwriters". The Company shall enter into an underwriting agreement with the Underwriters, such agreement to be reasonably satisfactory in substance and form to the holders of Registrable Securities being underwritten who are Substantial Holders and the Underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of such type, including, without limitation, indemnities to the effect and to the extent provided in Section 5.6, The holders of Registrable Securities and/or other Common Stock being underwritten shall be parties to such underwriting agreement and may, at their Option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such holders and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such holders. Any such holder shall not be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and/or other Common Stock and such holder's intended method of distribution and any other representation required by law.

         (b) Piggyback Registrations. If the Company at any time proposes to register any of its securities under the Securities Art as contemplated by
Section 5.2 and such securities are to be distributed by or through one or more underwriters, the Company shall, if requested by any holder of Registrable Securities as provided in Section 5.2 and subject to the provisions of Section 5.2(b), use its best efforts to arrange for such underwriters to include all the Registrable Securities and/or other Common Stock requested to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities and/or other common Stock to be distributed by such underwriters shall he parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders to the extent that such representations, warranties, other agreements, and conditions precedent bear on such holders' liability or otherwise impose obligations on such holders. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and/or other Common Stock and such holder's intended method of distribution and any other representation required by law.

         (c) Holdback Agreement. (i) If, in connection with the initial public offering of shares of Common Stock of the Company registered pursuant to the Securities Act, the managing underwriter for such registration shall so request, the holders of Registrable Securities shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Restricted Securities (other than those shares of Common Stock included in such registration) without the prior written consent of the Company for a period designated by the Company in writing to the holders of Registrable Securities, which period shall begin not more than 14 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days (or such other period as the officers and directors of the Company and all holders of greater than 3% of all Registrable Securities mutually agree, but in no event more than 210 days) after the effective date of such registration statement.

                  (ii) The Company agrees (x) not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the 14 days prior to and the 120 days after any underwritten Demand Registration or any underwritten Piggyback Registration pursuant to
         Section 5.1 or 5.2 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4, S-8 or any successor or similar forms thereto, and (y) to use its best efforts to cause each holder of at least 5% (on a fully-diluted basis) of its equity securities or any securities convertible into or exchangeable or exercisable for any such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public sale or distribution of such securities, during such period, unless the managing underwriter otherwise agrees to such sale or distribution.

         (d) Other Agreements. The Company agrees that, notwithstanding any provision in this Section 5.4 to the contrary, for so long as General Electric Pension Trust shall be a holder of equity securities of the Company, in the case of any public offering of equity securities of the Company in which existing stockholders of the Company are permitted to sell such equity securities, General Electric Pension Trust shall have the right, in its sole discretion, to approve or disapprove of any underwriter in which General Electric Company owns a direct or indirect interest of 5% or more.

         5.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall give the Substantial Holders who hold Registrable Securities registered under such registration statement, their underwriters, if any, and the Investor Counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holder's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         5.6 Indemnification.

         (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company shall indemnify and hold harmless each holder of Registrable Securities and/or other Common Stock selling such Registrable Securities and/or other common Stock, its officers and directors, each underwriter, broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Securities and/or other Common Stock or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inac-tion required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller, specifically stating that it is for use in the preparation thereof and, provided further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities and/or other Common Stock or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities and/or the Common Stock to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

         (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities and/or other common Stock in any registration statement filed pursuant to Sections 5.1 or 5.2, that the Company shall have received an undertaking satisfactory to it from the prospective sellers of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.6(a) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such sellers specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, provided that the obligation to indemnify shall be several, and not joint and several, among such sellers of and the liability of each such seller shall be in proportion to and limited to the net amount received by such seller from the sale of Registrable Securities and/or other Common Stock pursuant to such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

           (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and alter notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable for any settlement made by the indemnified party without its consent (which consent will not be unreasonably withheld) or for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 5.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities and/or other Common Stock with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

          (e) Indemnification Payments. The indemnification required by this
 Section 5.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         (f) Contribution. If the indemnification provided for in this Agreement shall for any reason be unavailable or insufficient to an indemnified party under Sections 5.6(a), 5.6(b) or 5.6(d) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, or referred to therein, then each indemnifying party shall, in lieu of indemnifying such party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company, on the one hand, and the holders of the Registrable Securities and/or other Common Stock included in the offering, on the other hand, from the offering of the Registrable Securities and/or other Common Stock and (ii) the relative fault of the Company, on the one hand, and the holders of the Registrable Securities and/or other

Common Stock included in the offering, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and the holders of the Registrable Securities and/or other Common Stock, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the sum of the total Subscription Price paid to the Company in respect of the Registrable Securities and/or other Common Stock plus the total net proceeds from the offering of the securities (before deducting expenses) received by the Company bears to the amount by which the total net proceeds from the offering of the securities (before deducting expenses) received by the holders of the Registrable Securities and/or other common Stock with respect to such offering exceeds the Subscription Price paid to the Company in respect of the Registrable Securities and/or other common Stock and in each case the net proceeds received from such offering shall be determined as set forth on the table of the cover page of the prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the holders of the Registrable Securities and/or other Common Stock, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holders of the Registrable Securities and/or other Common Stock agree that it would not be just and equitable if contribution pursuant to this Section 5.6 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to in this Section 5.6 shall be deemed to include, for purposes of this Section 5.6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         5.7 Registration Expenses. (a) Subject to the limitations in Section
5.1 and this Section 5.7, all customary expenses incident to the Company's performance of or compliance with the registration provisions of this Agreement, including without limitation all registration, filing and NASD fees, all fees and expenses of compliance with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements, including without limitation, out-of-pocket expenses of any single counsel and accountants retained by the holder or holders of a majority of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including fees paid to a "qualified independent underwriter" required by the rules of the NASD in connection with a distri-bution, but excluding discounts and commissions and transfer taxes, if any) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company and, in addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

         (b) In connection with each Demand Registration, the Company shall reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of such Registrable Securities; provided that, in connection with a Short-form Registration, the Company shall not be obligated to pay expenses for such Demand Registration in excess of thirty thousand dollars ($30,000).

         (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities other than the Company included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

         5.8 Adjustments Effecting Registrable Securities. The Company shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities and/or other Common Stock to include such Registrable Securities and/or other Common Stock in any registration of securities contemplated by this Section 5 or the marketability of such Registrable Securities and/or other Common Stock under any such registration.

         5.9 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, power of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         5.10 Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, shall, upon the request of any holder of Registrable Securities and/or other Common Stock, make publicly available other information) and shall take such further action as any holder of Registrable Securities and/or other Common Stock may reasonably request, all to the extent required from time to time to enable such holder to sell such bolder's securities without registration under the Securities Act but within the limitations of the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

                  6. BASIC FINANCIAL INFORMATION OF THE COMPANY

         6.1 Inspection. Notwithstanding any provision of the Bylaws of the Company regarding delivery or non-delivery of financial information to stockholders of the Company, until the Company becomes a reporting company under the Exchange Act, the Company shall (x) allow Substantial Holders to visit the Company and inspect any of the property of the Company, to examine the books and records of the Company, and to make copies, notes and abstracts therefrom; provided that such visits are at reasonable times, are by appointment with management (which shall not be unreasonably withheld, conditioned or delayed), and the Substantial Holders agree to enter into a confidentiality agreement in form and substance satisfactory to the Company with respect to information that is identified to them as confidential during such visits; provided, however, that each Substantial Holder may disclose such confidential information to its senior officers and managers, provided that such senior officers and managers agree to be bound by the same confidentiality restrictions as apply hereunder,
(y) from time to time upon request of any authorized officer or representative of the Substantial Holders, furnish to any such authorized officer or representative such information regarding the business, operations, assets, liabilities, condition (financial or otherwise) or prospects (including materials furnished to the directors of the Company at or in connection with board meetings) as such officer or representative may reasonably request.

         6.2 Annual Report. The Company will use its reasonable best efforts to deliver within 90 days after the end of each fiscal year a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company and its Subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent certified public accountants of recognized national standing selected by the Company.

         6.3 Quarterly Report. The Company will use its reasonable best efforts to deliver within 45 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and interim and year-end adjustments may not have been made. Said financial statements shall be signed by an officer of the Company who shall state that such financial statements are in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and interim and year-end adjustments may not have been made.

         6.4 Monthly Report. The Company will use its reasonable best efforts to deliver, within 30 days after the end of each month, a consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and interim and year-end adjustments may not have been made.

         6.5 Business Plan and Operating Budget. The Company will use its reasonable best efforts to deliver, at least 30 days prior to the commencement of each fiscal year, a business plan and annual operating budget in detail for such fiscal year, monthly operating expenses and profit and loss projections, quarterly cash flow projections and a capital expenditure budget for the fiscal year.

         7. TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT

         7.1 Transferability. As set forth below in this Section 7.1 and subject to the restrictions set forth in the last sentence of this Section 7.1 and in
Section 7.3, any stockholder may transfer his, her or its Limited Securities; provided, however, that the Company is given written notice at the time of such transfer, stating the names and addresses of the transferee and identifying the Limited Securities to be transferred, and such transferee expressly agrees in writing with the Company to be bound by and to comply with all applicable provisions of this Agreement, whereupon such person or entity shall have the benefit of, and shall be subject to the restrictions contained in, this Agreement with respect to such Limited Securities. Notwithstanding the provisions of this Section 7.1 and Section 7.3, a stockholder may transfer on any public securities market or in any public offering pursuant to Article 5, without being required to comply with the provisions of this Section 7.1, any of its Common Stock and following such transfer the Common Stock so transferred shall be free of the requirements of this Article 7; provided that nothing in this sentence shall be deemed to increase the number of Demand Registrations to which the holders of Registrable Securities are entitled pursuant to Section 5.1.

         7.2 Restrictive Legend. (a) Each certificate representing the shares of Series B Preferred Stock or any securities (other than Common Stock) issued in respect of the shares of Series B Preferred Stock or the Common Stock issuable upon conversion thereof, shall (unless otherwise permitted by the provisions of Section 7.1 or Section 7.3) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED, PLEDGED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM AS DETERMINED IN ACCORDANCE WITH THE INVESTOR RIGHTS AGREEMENT DATED AS OF OCTOBER 9, 1999 RESTRICTING THEIR TRANSFER. COPIES OF THE INVESTOR RIGHTS AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS. FURTHER, THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF EACH CLASS OF STOCK OF THE CORPORATION AND THE VARIATIONS IN THE RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES OF STOCK (AND THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE CORPORATION TO DETERMINE VARIATIONS FOR FUTURE SERIES), ARE SET FORTH IN THE CORPORATION'S CERTIFICATE OF INCORPORATION, AS AMENDED, A COPY OF WHICH WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF SUCH HOLDER.

         (b) Each certificate representing shares of Common Stock issued upon conversion of the shares of Series B Preferred Stock or in respect of the shares of Series B Preferred Stock or the Common Stock issuable upon conversion thereof shall (unless otherwise permitted by the provisions of Section 7.1 or Section 7.3) be stamped or otherwise im-printed with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED, PLEDGED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM AS DETERMINED IN ACCORDANCE WITH THE INVESTOR RIGHTS AGREEMENT DATED AS OF OCTOBER 6, 1999, RESTRICTING THEIR TRANSFER. COPIES OF THE INVESTOR RIGHTS AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS. FURTHER, THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF EACH CLASS OF STOCK OF THE CORPORATION AND THE VARIATIONS IN THE RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES OF STOCK (AND THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE CORPORATION TO DETERMINE VARIATIONS FOR FUTURE SERIES), ARE SET FORTH IN THE CORPORATION'S CERTIFICATE OF INCORPORATION, AS AMENDED, A COPY OF WHICH WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF SUCH HOLDER.

         7.3 Notice of Proposed Transfers. The holder of each certificate representing Limited Securities by acceptance thereof agrees in writing to comply with the provisions of this Section 7.3. Prior to any proposed transfer of any Limited Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer (including the names of the transferees, if known) in sufficient detail, and shall be accompanied (except in the following cases, with respect to which the requirements set forth in the balance of this sentence need not be complied with if the transferee agrees in writing to be bound by the then applicable provisions of this Section 7: transactions in compliance with rule 144 so long as the Company is furnished with satisfactory evidence of compliance with such Rule; transactions involving the distribution of Limited Securities in accordance with the beneficial ownership thereof by any Investor to any Authorized Transferee, so long as such transaction does not involve the disposition of such Limited Securities for value; and transactions involving the transfer of Limited Securities by any holder who is an individual to any Authorized Transferee) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Limited Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Limited Securities shall be entitled to transfer such Limited Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Limited Securities transferred as above provided shall bear the appropriate restrictive legend set forth in
Section 7.2, except that such certificate shall not bear such restrictive legend if in the reasonable opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

                              8. PREEMPTIVE RIGHTS

         8.1 Pro Rata Right. The Company hereby grants to each holder of Series B Preferred Stock the right of first refusal to purchase, pro rata all New Securities (as defined in Section 8.2) which the Company may, from time to time, propose to sell and/or issue. An Investor's pro rata share, for purposes of this right of first refusal, is a ratio of (A) the numerator of which is the aggregate of the number of shares of Common Stock (i) issued or issuable upon conversion of Series B Preferred Stock held by such Investor on the date of the Company's written notice pursuant to Section 8.3; or (ii) otherwise held by such Investor on the date of the Company's written notice pursuant to Section 8.3, and (B) the denominator of which is the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities, assuming the conversion or exercise of all then outstanding convertible securities, options, warrants or similar rights to acquire Common Stock (including without limitation the Series A Preferred Stock and Series B Preferred Stock) and assuming the issuance of all then unissued permitted employee shares ("Pro Rata Share"). For purposes of this Section 8.1, the number of shares of Series B Preferred Stock and Common Stock held by such Investor shall be determined as of the date of the Company's written notice pursuant to Section 8.3. Each Investor shall have a right of over-allotment such that if any other Investor fails to exercise its or his right hereunder to purchase its or his Pro Rata Share of New Securities, the other such holders may purchase each non-purchasing holder's portion on a pro rata basis within 15 days from the date such non-purchasing holder fails to exercise its right. This pre-emptive right shall be subject to all of the provisions of this Section 8.

         8.2 Definition of "New Securities". "New Securities" shall mean any capital stock (including without limitation Common Stock, Series A Preferred Stock and Series B Preferred Stock) of the Company, whether or not now authorized, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) Common Stock or other securities issuable upon conversion of or with respect to any Series B Preferred Stock, (ii) Common Stock or other securities issuable upon conversion of or with respect to any Series A Preferred Stock; (iii)
Common Stock or other securities issued, or issuable, pursuant to the Company's 1999 Stock Option Plan, if any; (iv) warrants issued by the Company in connection with the offering of Series B Preferred Stock, (v) securities covered by a registration statement filed under the Securities Act and offered to the public pursuant to a firm underwriting; (vi) securities issued pursuant to the acquisition of another corporation by the Company by merger or purchase of all or substantially all the assets of such corporation; (viii) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features, including warrants, options or other rights to purchase capital stock, and are not convertible into capital stock of the Company;
(viii) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any of its capital stock or (ix) securities issued to a provider of services at fair market value.

         8.3 Required Notice. In the event that the Company proposes to undertake an issuance or sale of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue or sell the same. Each Investor shall have 30 days from the date of receipt of any such notice to agree to purchase such Investor's Pro Rata Share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         8.4 Company's Right to Sell. In the event an Investor within the 30 day period set forth above to agree to purchase its or his full Pro Rata Share to which such Investor is pursuant to this Section 8 entitled to purchase, and after the expiration of the 15 day period for the exercise of the over-allotment rights under Section 8. 1, if applicable, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 90 days after the date of said agreement) to sell all such New Securities respecting which such Investor's pre-emptive right to purchase was not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice delivered to each Investor pursuant to Section 8.3. In the event the Company has not sold, or entered into an agreement to sell, all such New Securities within such 90 day period (or sold and/or issued all such New Securities in accordance with the foregoing within 90 days after the date of such agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to each Investor in the manner provided above.

         8.5 Expiration of Right. The pre-emptive right granted under Section
8.1 shall expire upon the closing of an underwritten public offering of the Company's Common Stock pursuant to an effective registration statement under the Securities Act, or under other applicable securities regulations covering the offer and sale of capital stock of the Company, in which (a) the offering price per share of Common Stock is greater than or equal to 150% of the then-applicable conversion price of the Series B Preferred Stock, (b) the gross proceeds received by the Company exceed $30,000,000, and (c) the offering is underwritten on a firm-commitment basis (a "Qualified Public Offering").

                               9. RIGHT OF CO-SALE

         Except for an Underwritten Offering or Authorized Transfers of any securities of the Company ("Securities"), if any of Ellman, Chiat or an individual then holding the office of Chief Executive Officer or Chief Financial Officer of the Company or the equivalent (each a "Covered Seller") intends to sell any Securities, such Coveted Seller shall deliver a written notice (the "Co-sale Notice") to each Investor, at least 30 days prior to the proposed sale, which notice shall specify the terms and conditions upon which the proposed sale is intended to be consummated. Each Investor shall have the right to participate in such sale of Securities in the manner hereinafter set forth.

         To exercise such right, an Investor shall give written notice (the "Participation Notice") of such election to such Covered Seller within 20 days after receipt of the Co-sale Notice. Thereupon, such Investor shall have the right to sell Securities to the proposed purchaser upon the same terms and conditions as specified in the Co-sale Notice (which terms and conditions shall include the types and class of Securities then held by such Covered Seller and proposed to be sold), pro rata with its then current holding of Common Stock, on a fully-converted basis, vis-a-vis the holding of Common Stock, on a fully-converted basis, inclusive of Securities purchasable upon the exercise of then-exercisable options, of the covered seller immediately prior to such sale. The amount of Securities to be sold by such Covered Seller shall be reduced by the number of Securities such Investor elects to sell. If such Investor exercises such right, it shall bear its pro rata portion of expenses incident to such sale. Failure by such Investor to exercise such right within such 20 day period shall be deemed a declination of any right to participate in such sale, provided that such sale is completed within 90 days after expiration of such 20 day period at a price and on terms and conditions substantially similar to those set forth in the Co-sale Notice. Failure to meet the conditions in the proviso in the immediately preceding sentence shall require a new Co-sale Notice and a new opportunity to exercise the rights of co-sale with respect to such sale. The co-sale rights granted under this Section 9 shall expire upon consummation of a Qualified Public Offering.

         In the event a Covered Seller should sell any Securities in contravention of the co-sale rights of the Investors under this Section 9 (a "Prohibited Transfer"), the Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided herein, and the Covered Seller shall be bound by the applicable provisions of such option. In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Covered Seller the type and number of shares of stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms of this Section 9. Such sale shall be made on the following terms and conditions:

                  (i) The price per share at which the shares are to be sold to the Covered Seller shall be equal to the price per share paid by the purchaser to the Covered Seller in the Prohibited Transfer. The Covered Seller shall also reimburse each Investor for any and all fees and expenses including, without limitation, legal fees and expenses incurred pursuant to the exercise or attempted exercise of the Investors's rights hereunder.

                  (ii) Within 90 days after the later of the dates on which an Investor (A) receives notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to the Covered Seller the certificate or certificates representing the shares to be sold, each certificate properly endorsed for transfer.

                  (iii) The Covered Seller shall, upon receipt of the certificate or certificates for the shares to be sold by the Investor pursuant to clause (ii) above, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in clause (i) above, in cash or by other means acceptable to the Investor.

                  (iv) Notwithstanding the foregoing, any attempt by a Covered Seller to transfer Securities in violation of this Section 9 shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Securities without the written consent of a majority in interest of the Investors.

                                10. MISCELLANEOUS

         10.1 Entire Agreement; Amendments and Waivers. This Agreement, the Stock Purchase Agreements and the Stockholders Agreement contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements or understandings with respect hereto. The terms and provisions of this Agreement may not be modified or amended, except pursuant to a writing signed by the parties.

         10.2 Nominees for Beneficial Owners. In the event that any Registrable Securities and/or other Common Stock are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities and/or other Common Stock for purposes of any request or other action by any holder or holders of Registrable Securities and/or other Common Stock pursuant to this Agreement. If the beneficial owner of any Registrable Securities and/or other Common Stock so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities and/or other Common Stock,

         10.3 Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by nationally recognized overnight courier, sent by facsimile transmission, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (i) If to any holder of Registrable Securities and/or other Common Stock, at the address that such holder shall have furnished to the Company in writing,

                  (ii) If to the Company:

                    Screaming Media.Net, Inc.
                    601 West 26th Street, 13th Floor
                    New York, NY 10001
                    Attention: President

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent or mailed, in the manner described above, shall be deemed given for all purposes at such time as it is hand delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive, but not exclusive, evidence of such delivery); if sent by the courier, on next business day; if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise or; if so mailed, on the fifth day after deposited in the U.S. mail.

         10.4 Assignment.

         (a) Assignment of Registration Rights. Except as set forth in paragraph
(b), the rights of each Investor under this Agreement shall be assignable; provided, however, that the Company is given written notice at the time of such assignment stating the name and address of the assignee and identifying the securities with respect to which the rights and benefits hereunder are being assigned and such assignee expressly agrees in writing with the Company and the other holders of Registrable Securities to be bound by and to comply with all applicable provisions of this Agreement, whereupon such person or entity shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement with respect to such securities. Any assignment pursuant to this
Section 10.4(a) shall not relieve, release or otherwise discharge the holder effecting such assignment from its obligations under this Agreement,

         (b) Assignment of Preemptive Rights, Rights of Subsequent Refusal and Co-Sale. Notwithstanding paragraph (a) or any other provision hereof,

                  (i) The preemptive rights and right of co-sale of the Investors set forth in Sections 8 and 9 are nonassignable, except that
         (A) such rights are assignable by each Investor to any wholly-owned subsidiary or parent of the assigning Investor, or to any Affiliate in the case of the assigning Investor, (B) such rights are assignable between and among any of the Investors, (C) such rights are assignable by any Investor to its partners, shareholders or members, or the managing directors thereof, in connection with distributions of shares of Series B Preferred Stock or Common Stock to such partners, shareholders or members, or the managing directors thereof and (iv) such rights are assignable by any Investor to its Authorized Transferees other than those set forth above in any of clauses (A), (B) or (C); provided that the Company is given written notice at the time of such assignment, stating the name and address of the assignee and identifying the securities with respect to which the rights and benefits hereunder are being assigned and such assignee expressly agrees in writing with the Company and the other holders of Registrable Securities to be bound by and to comply with all applicable provisions of Sections 8 and 9, whereupon such person or entity shall have the benefits of, and shall be subject to the restrictions contained in Sections 8 and 9 with respect to such securities; any assignment pursuant to this Section 10.4(b) shall not relieve, release or otherwise discharge the holder effecting such assignment from its obligations under this Agreement; and

                  (ii) The Board of Directors nomination, separate class voting and service rights set forth in Section 3 and the informational and the other rights set forth in Section 6 are nonassignable to a Competitor.

         (c) Assignment of Rights by Company. The Company may not assign this Agreement in whole or in part to any other person without the prior written consent of the other parties hereto.

         10.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns, heirs and legal representatives. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities and/or other Common Stock.

         10.6 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         10.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York (but not including the choice of law rules thereof).

         10.8 Termination: Rule 144(k). This Agreement shall terminate and be of no further force or effect when there shall not be any Registrable Securities outstanding; provided that the rights of the holders of Registrable Securities and obligations of the Company under Section 5 hereof shall terminate and be of no further force and effect at such earlier time as to any holder of Registrable Securities as the provision of Rule 144(k) are applicable to the Restricted Securities then held by such holder.

         10.9 Severability. If any part of any provision of this Agreement or any other agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

         10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. It is understood and agreed that each Investor may execute and deliver this Agreement by executing and delivering the Omnibus Signature Page attached hereto, which explicitly refers to this Agreement.

         10.11 Costs of Enforcement: Specific Enforcement. If any action or proceeding is instituted by any party to enforce or construe any provision of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from such other party (or parties) all of its costs and reasonable attorneys' fees and disbursements. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party hereto, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto hereby waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

         IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on its behalf, as of the date first above written.

                                          SCREAMING MEDIA.NET, INC.

                                          By: /s/ Alan S. Ellman
                                             ----------------------------------
                                              Name:  Alan S. Ellman

                                              Title: President


                                              /s/ Alan S. Ellman
                                          -------------------------------------
                                          Alan S. Ellman, solely with
                                          respect to the matters set forth
                                          in Section 9


                                              /s/ Jay Chiat
                                          -------------------------------------
                                          Jay Chiat, solely with respect to
                                          the matters set forth in Section 9

                                   SCHEDULE I


                                    INVESTORS


     Name and Address                                                     Number of Shares              Aggregate Purchase Price
------------------------------------------------------------------------------------------------------------------------------------
    Oppenheimer Enterprise Fund                                               191,800                       $   2,148,160.00
    2 World Trade Center
    34th Floor
    New York, NY 10048-0081
    attn: Jay Tracey

    FG-SM, LLC                                                                 31,800                             356,160.00
    20 Dayton Avenue
    Greenwich, CT 06830
    attn: Kathleen Shepphird

    Riverside Holdings II LP                                                   67,400                             754,880.00
    One Atlantic Street
    4th Floor
    Stamford, CT 06901
    attn: Jim Carpenter

    Winfield Capital Corp.                                                     42,000                             470,400.00
    237 Mamaroneck Avenue
    White Plains, NY 10605
    attn: Paul A. Perlin

    S-Media, LLC                                                              289,733                           3,245,009.60
    514 N. Crain Hwy
    Glan Burnie, MD 21061
    attn: Joel D. Fedder

    INEMA S.A.                                                                 22,700                             254,240.00
    5 Av. Gaspard Vallette
    Geneva - SWITZERLAND
    attn: Jacques Salomon

     Name and Address                                                     Number of Shares              Aggregate Purchase Price
------------------------------------------------------------------------------------------------------------------------------------
    General Electric Pension Trust                                             446,528                          5,001,113.60
    3003 Summer Street
    Stamford, CT 06905
    attn: David B. Stewart

    Wolfson Equities                                                           51,875                             581,000.00
    1328 River Avenue
    PMB #331
    Lakewood, NJ 08701-5645
    attn: Aaron Wolfson

    MW Partnership                                                              6,692                              74,950.40
    One State Street Plaza
    25th Floor
    New York, NY 10004
    attn: Aaron Wolfson

    Aaron Wolfson                                                               4,467                              50,030.40
    One State Street Plaza
    25th Floor
    New York, NY 10004

    Abraham Wolfson                                                             4,466                              50,019.20
    One State Street Plaza
    25th Floor
    New York, NY 10004

    GGEP Coinvestment Partners, L.L.C.                                         22,300                             249,760.00
    785 Smith Ridge Road
    New Canan, CT 06840
    attn: Steven J. Gilbert

     Name and Address                                                     Number of Shares              Aggregate Purchase Price
------------------------------------------------------------------------------------------------------------------------------------
    JSA Investment Co LLC                                                     18,000                           201,600.00
    626 Oak Drive
    FarRockaway, NY 11691

    Tennyson Fund II, LLLP                                                    58,000                           649,600.00
    c/o Tennyson Equity Advisors
    29 West Susquehanna Avenue, 4th floor
    Baltimore, MD 21204
    attn: Alfred H. Walpert

    David Salle                                                                7,500                            84,000.00
    9 White Street
    New York, NY 10013

    John Lonnquist                                                               900                            10,080.00
    Deutsche Banc Alex. Brown
    1 South Street
    29th Floor
    Baltimore, MD 21202


    John S. Baker*                                                             5,000                           56,000.00
    Deutsche Banc Alex. Brown
    One South Street
    29th Floor
    Baltimore, MD 21202


    Dyan Triffo                                                                3,000                          33,600.00
    1990 Peach Street
    #304
    San Francisco, CA 94123

    Harry Macklowe                                                            18,000                         201,600.00
    142 West 57th Street
    15th Floor
    New York, NY 10019

     Name and Address                                                     Number of Shares              Aggregate Purchase Price
------------------------------------------------------------------------------------------------------------------------------------
    US Development Capital Investment Company                                  89,300                           1,000,160.00
    1000 Abernathy Road
    Suite 310
    Atlanta, GA 30328
    attn: Raymond L. Moss

    AMCITO PARTNERS, L.P.                                                      22,322                             250,006.40
    c/o Wm. Brian Little
    630 Fifth Avenue, Suite 2620
    New York, NY 10111

    Glen Burke                                                                  2,232                               24,99840
    8416 Crimson Leaf Court
    Potomac, MD 20854

    Ross Bleckner                                                               8,928                              99,993.60
    c/o Edward Greenberg
    488 Madison Avenue, 8th Floor
    New York, NY 10022

    Phyllis Schuster                                                            2,678                              29,993.60
    20 Caveswood Lane
    Owings Mills, MD 21117

    Alan Golub                                                                  8,928                              99,993.60
    91 Sarns Creek Road/P.O. Box 713
    Bridgehampton,NY 11932

    George Cain                                                                 8,930                             100,016.00
    65 Lockwood Lane
    Riverside, CT 06878

     Name and Address                                                     Number of Shares              Aggregate Purchase Price
------------------------------------------------------------------------------------------------------------------------------------
    McKenna Ventures, L.P.                                                      20,000                            224,000.00
    1409 Galloway Court
    Sunnyville, CA 94087
    attn: Rugis McKenna

    Peter W. Morgan                                                              2,372                             26,566.40
    553 Carlisle Lane
    Smithville, NJ 08201

    Michael (Mordi) Leifer                                                      11,160                            124,992.00
    210 West 70th Street
    New York, NY 10023

    Barry Garber                                                                 2,238                             25,065.60
    11910 Minor Jones Drive
    Owings Mills, MD 21117                                                ----------------------------------------------------------
    TOTAL                                                                    2,678,572                    $    30,000,006.40
                                                                          ==========================================================


* Not an "accredited investor" as defined in Rule 501(a) under the Securities
Act.

     Name and Address                                                     Number of Shares              Aggregate Purchase Price
------------------------------------------------------------------------------------------------------------------------------------
     John Hancock Global Technology Fund                                       155,300                           1,739,360.00
     John Hancock Adviser, lnc.
     c/c, Alfred Ouelette
     1 Huntington Ave.
     Boston, MA 02199-7603

     Odyssey Capital, L.P.                                                     22,400                              250,880.00
     Three Bala Plaza East
     Suite 400
     Bala Cynwyd, PA 19004
     attn: Andrew L. Barroway

     Van Wagoner Capital Management                                            424,300                           4,752,160.00
     345 California Street
     Suite 2450
     San Francisco, CA 94104
     attn: Audrey Lam

     Seligman Communications and Information Fund                              89,285                              999,992.00
     Seligman New Technologies Fund, Inc.                                     291,440                            3,264,128.00
     Seligman Investment Opportunities (Master) Fund-NTV
             Portfolio                                                         63,975                              716,520.00
     c/o J.& W. Seligman & Co, Incorporated, its Investment
             Adviser
     100 Park Avenue
     New York, NY 10017
     attn: James M. Curtis

     Essex Private Placement Fund II Limited Partnership                         87,300                              977,760.00
     c/o Essex Investment
     125 High Street, 29th Floor
     Boston, MA 02110
     attn: Susan Stickells

     Name and Address                                                     Number of Shares              Aggregate Purchase Price
------------------------------------------------------------------------------------------------------------------------------------
     RIC-TECH Ltd.                                                             21,800                    $      244,160.00
     c/o Rana Investment Company
     P.O. Box 60148
     Riyadh - 11545 Saudi Arabia
     attn: Dr. Mazen I. Hassounah

     ABS Employee Venture Fund                                                  5,523                     $     577,057.60
     One South Street
     MS#1-17-6
     Baltimore, MD 21202
     attn: Dan Gunter